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                           [TANNER & CO. LETTERHEAD]


                                                                    EXHIBIT 16.1

                        CERTIFYING ACCOUNTANTS' CONSENT






                                December 30, 1997



U.S. Securities and Exchange Commission
Washington, D.C. 20549

        We have reviewed the section entitled, "Changes in Registrant's Certifying Accountant" in this registration statement and as pertaining to our firm, we agree with the statements contained therein.

Sincerely,


                                /s/ Tanner & Co.